Exhibit 23

CONSENT OF REGISTERED PUBLIC ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement on (i) Form S-8 (File No. 333-71068) effective October 5, 2001, and (ii) Form S-8 (File No. 333-132944) effective April 3, 2006, of Proginet Corporation’s report dated September 14, 2007, on the financial statements included in the Annual report of Proginet Corporation of Form 10-KSB as of and for the year ended July 31, 2007.

BDO SEIDMAN, LLP

Melville, New York
September 20, 2007